Exhibit 99.1

Aratana Therapeutics Reports Third Quarter 2016 Financial Results

LEAWOOD, Kan., November 3, 2016 — Aratana Therapeutics, Inc. (NASDAQ: PETX), a pet therapeutics company focused on the licensing, development and commercialization of innovative biopharmaceutical products for companion animals, announced its third quarter 2016 financial and operational results. For the quarter ended September 30, 2016, Aratana reported a net loss of $13.4 million or $0.38 diluted net loss per share.

"We have become a fully integrated development and commercial company with the FDA granting approval for our third therapeutic in 2016 and subsequent commercial launch,” stated Steven St. Peter, M.D., President and Chief Executive Officer of Aratana Therapeutics. "We are very pleased to begin making our innovative therapeutics available to veterinarians across the United States.”

Recent Highlights

•

Aratana was granted U.S. Food and Drug Administration (FDA) approval of NOCITA® (bupivacaine liposome injectable suspension) on August 12, 2016 to provide local post-operative analgesia for cranial cruciate ligament surgery in dogs. Nocita was made commercially available to veterinarians in the United States in October 2016.

•	The Company continues to anticipate commercial launch of ENTYCE® (capromorelin oral solution) in the first quarter of 2017, assuming Aratana’s supply of Entyce is approved and released.
•

In November 2016, Elanco communicated to the Company that they anticipate commercial launch of GALLIPRANT® (grapiprant tablets) in early 2017, assuming Aratana’s supply of Galliprant is approved and released.

•

Aratana continued to enroll dogs in the pivotal field safety study for AT-014, an investigational canine osteosarcoma vaccine, during the third quarter of 2016. The Company continues to anticipate conditional licensure from the U.S. Department of Agriculture in the first half of 2017.

•

During the third quarter of 2016, our collaboration partner initiated a pivotal field effectiveness study under an FDA-concurred protocol for AT-016, an investigational allogeneic stem cell treatment for canine osteoarthritis pain.

•

In October 2016, Aratana reviewed results of a pilot study investigating AT-018 in client-owned dogs with recurrent atopic dermatitis receiving corticosteroids. While the study did not demonstrate sufficient activity to merit continued development in such clinical setting, Aratana intends to further investigate AT-018 to prevent clinical signs in at-risk dogs.

•

The Company hired approximately two dozen Therapeutic Specialists in territories across the United States in the third quarter of 2016. The Company’s commercial organization also includes Regional Sales Leaders, National Account Managers and Medical Scientific Liaisons, along with the sales and marketing leadership.

Financial Results

The Company’s third quarter net loss was $13.4 million or $0.38 diluted net loss per share, compared to a net loss of $54.4 million or $1.58 diluted net loss per share for the corresponding quarter ended September 30, 2015. For the third quarter ended September 30, 2015, the net loss included a $43.4 million impairment charge. Revenues in the third quarter of 2016 totaled $40 thousand, including revenues from product sales of BLONTRESS® (Canine Lymphoma Monoclonal Antibody B-cell) and TACTRESS™ (Canine Lymphoma Monoclonal Antibody T-cell), compared to $229 thousand in net revenues from product sales during the corresponding quarter in 2015.  For the first nine months of 2016, total revenues were $38.3 million versus $615 thousand for the same nine month period in 2015. In the second quarter of 2016, the Company reported $38.0 million in net revenue from the $45.0 million payment received from the collaboration agreement with Elanco Animal Health, Inc., a division of Eli Lilly and Company. The remaining $7.0 million is held on the balance sheet as a licensing and collaboration commitment.

Research and development expenses for the third quarter ended September 30, 2016 totaled $5.3 million compared to $6.2 million for the quarter ended September 30, 2015. For the first nine months of 2016, research and development costs totaled $21.4 million as compared to $18.5 million for the corresponding nine month period in 2015. The increase in the nine month period was primarily due to the $5.9 million in regulatory milestones achieved for Galliprant, Entyce, Nocita and AT-016, which was partially offset by a decrease in costs related to the completion of several clinical studies for our lead programs.

Selling, general and administrative expenses totaled $6.9 million for the third quarter ended September 30, 2016 compared to $5.0 million for the corresponding period in 2015. Selling, general and administrative expenses for the first nine months of 2016 and 2015 totaled $19.6 million and $14.1 million, respectively. The increase in the nine month period was due to the continued investment in commercial activities to prepare for the launches of our approved products. The increase in the nine month period also reflected a credit of $1.2 million recorded in the first quarter of 2015 to reduce the fair value of a contingent consideration to zero.

As of September 30, 2016, the Company had $102.7 million of cash, cash equivalents, restricted cash and short-term investments. This represents an increase in cash of approximately $16.1 million from December 31, 2015, largely due to the upfront payment received from Elanco of $45.0 million in the second quarter of 2016. During the quarter ended September 30, 2016, the Company agreed to sell 1,629,408 shares of Aratana common stock pursuant to its sales agreement with Barclays Capital Inc. for approximately $14.6 million, of which 1,416,052 shares settled during the third quarter of 2016. Net proceeds of approximately $12.1 million were received during the third quarter of 2016 and the remaining approximately $2.5 million was received subsequent to the third quarter of 2016. The Company has not agreed to sell any additional shares since September 30, 2016.

Webcast & Conference Call Details

The Company will host a live conference call on November 4, 2016 at 8:30 a.m. ET to discuss financial results for the third quarter ended September 30, 2016.

Interested participants and investors may access the audio webcast or use the conference call dial-in:

    1 (866) 364-3820 (U.S.)

    1 (855) 669-9657 (Canada)

    1 (412) 902-4210 (International)

A replay of the third quarter results teleconference will be available the same day of the event by approximately 11 a.m. ET and an audio webcast will be accessible for 90 days in the Aratana Investor Room. For a replay of the call, use the below dial-in and conference ID 10095395:

    1 (877) 344-7529 (U.S.)

    1 (855) 669-9658 (Canada)

    1 (412) 317-0088 (International)

Important Safety Information

NOCITA® (bupivacaine liposome injectable suspension) is for use in dogs only. Do not use in dogs younger than 5 months of age, dogs used for breeding, or in pregnant or lactating dogs. Do not administer by intravenous or intra-arterial injection. Adverse reactions in dogs may include discharge from incision, incisional inflammation and vomiting. Avoid concurrent use with bupivacaine HCl, lidocaine or other amide local anesthetics. Please see the full Prescribing Information for more detail.

ENTYCE® (capromorelin oral solution) is for use in dogs only. Do not use in breeding, pregnant or lactating dogs. Use with caution in dogs with hepatic dysfunction or renal insufficiency. Adverse reactions in dogs may include diarrhea, vomiting, polydipsia, and hypersalivation. Should not be used in dogs that have a hypersensitivity to capromorelin. Please see the full Prescribing Information for more detail.

GALLIPRANT® (grapiprant tablets) is for use in dogs only. Do not use in dogs younger than 9 months of age and less than 8 lbs (3.6 kg), dogs used for breeding, or in pregnant or lactating dogs. Adverse reactions in dogs may include mild gastrointestinal effects including, vomiting, diarrhea and decreased appetite. Should not be used in dogs that have a hypersensitivity to grapiprant. Avoid use with COX-inhibiting NSAIDs or corticosteroids. Please see the full Prescribing Information for more detail.

About Aratana Therapeutics

Aratana Therapeutics is a pet therapeutics company focused on licensing, developing and commercializing innovative biopharmaceutical products for companion animals. Aratana believes that it can leverage the investment in the human biopharmaceutical industry to bring therapeutics to pets in a capital and time efficient manner. The Company's pipeline includes therapeutic candidates targeting pain, inappetence, cancer, viral diseases, allergy and other serious medical conditions.  Aratana believes the development and commercialization of these therapeutics will permit veterinarians and pet owners to manage pets' medical needs safely and effectively, resulting in longer and improved quality of life for pets. For more information, please visit www.aratana.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements with respect to our ability to bring several innovative products to market; expectations regarding the steps necessary for and timing of regulatory submissions and approvals of product candidates; expectations regarding the timing or scope of launch and commercialization of approved products or product candidates; expectations regarding product candidate studies, including with respect to AT-018; and statements regarding the Company's plans and opportunities, including, without limitation, offering innovative therapeutics that help manage pet’s medical needs safely and effectively and that result in longer and improved quality of life for pets.

These forward-looking statements are based on management's current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: our history of operating losses and our expectation that we will continue to incur losses for the foreseeable future; failure to obtain sufficient capital to fund our operations; risks relating to the impairment of intangible assets AT-004, AT-005, AT-007 and AT-011; unstable market and economic conditions; restrictions on our financial flexibility due to the terms of our credit facility; our substantial dependence upon the success of our product candidates; development of our biologic product candidates is dependent upon relatively novel technologies and uncertain regulatory pathways, and biologics may not be commercially viable; denial or delay of regulatory approval for our existing or future product candidates; failure of our product candidates that receive regulatory approval to obtain market approval or achieve commercial success; failure to realize anticipated benefits of our acquisitions and difficulties associated with integrating the acquired businesses; development of pet therapeutics is a lengthy and expensive process with an uncertain outcome; competition in the pet therapeutics market, including from generic alternatives to our product candidates, and failure to compete effectively; failure to identify, license or acquire, develop and commercialize additional product candidates; failure to attract and retain senior management and key scientific personnel; our reliance on third-party manufacturers, suppliers and partners; regulatory restrictions on the marketing of our product candidates; our small commercial sales organization, and any failure to create a sales force or collaborate with third-parties to commercialize our product candidates; difficulties in managing the growth of our company; significant costs of being a public company; risks related to the restatement of our financial statements for the year ended December 31, 2013, and the identification of a material weakness in our internal control over financial reporting; changes in distribution channels for pet therapeutics; consolidation of our veterinarian customers; limitations on our ability to use our net operating loss carryforwards; impacts of generic products; safety or efficacy concerns with respect to our product candidates; effects of system failures or security breaches; failure to obtain ownership of issued patents covering our product candidates or failure to prosecute or enforce licensed patents; failure to comply with our obligations under our license agreements; effects of patent or other intellectual property lawsuits; failure to protect our intellectual property; changing patent laws and regulations; non-compliance with any legal or regulatory requirements; litigation resulting from the misuse of our confidential information; the uncertainty of the regulatory approval process and the costs associated with government regulation of our product candidates; failure to obtain regulatory approvals in foreign jurisdictions; effects of legislative or regulatory reform with respect to pet therapeutics; the volatility of the price of our common stock; our status as an emerging growth company, which could make our common stock less attractive to investors; dilution of our common stock as a result of future financings; the influence of certain significant stockholders over our business; and provisions in our charter documents and under Delaware law could delay or prevent a change in control. These and other important factors discussed under the caption "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, on March 15, 2016, along with our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management's estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Contacts
For investor inquires:
Craig Tooman
ctooman@aratana.com

(913) 353-1026

For media inquiries:
Rachel Reiff
rreiff@aratana.com

(913) 353-1050

ARATANA THERAPEUTICS, INC.

Consolidated Statements of Operations (Unaudited)

(Amounts in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues
Licensing and collaboration revenue	$—	$—	$38,151	$—
Product sales	40	229	108	615
Total revenues	40	229	38,259	615
Costs and expenses
Cost of product sales	286	138	2,046	357
Royalty expense	19	23	57	66
Research and development	5,334	6,197	21,386	18,499
Selling, general and administrative	6,924	4,997	19,623	14,061
Amortization of intangible assets	91	483	281	1,449
Impairment of intangible assets	—	43,398	2,780	43,398
Total costs and expenses	12,654	55,236	46,173	77,830
Loss from operations	(12,614)	(55,007)	(7,914)	(77,215)
Other income (expense)
Interest income	116	33	276	147
Interest expense	(859)	(226)	(2,554)	(661)
Other income, net	(14)	—	(50)	5,141
Total other income (expense)	(757)	(193)	(2,328)	4,627
Loss before income taxes	(13,371)	(55,200)	(10,242)	(72,588)
Income tax benefit	—	758	—	1,389
Net loss	$(13,371)	$(54,442)	$(10,242)	$(71,199)
Net loss per share, basic and diluted	$(0.38)	$(1.58)	$(0.29)	$(2.08)
Weighted average shares outstanding, basic and diluted	35,092,686	34,405,646	34,837,169	34,293,357

ARATANA THERAPEUTICS, INC.

Consolidated Balance Sheets (Unaudited)

(Amounts in thousands)

	September 30, 2016	December 31, 2015
Assets
Current assets:
Cash, cash equivalents and short-term investments	$102,341	$86,202
Accounts receivable, net and prepaid expenses and other current assets	3,029	1,511
Inventories	5,575	1,306
Total current assets	110,945	89,019
Property and equipment, net	2,122	2,555
Goodwill	40,275	39,781
Intangible assets, net	13,333	15,067
Restricted cash	350	350
Other long-term assets	289	294
Total assets	$167,314	$147,066
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable, accrued expenses	$8,567	$5,647
Licensing and collaboration commitment	7,000	—
Current portion – loans payable	5,833	—
Other current liabilities	8	37
Total current liabilities	21,408	5,684
Loans payable, net	34,235	39,710
Other long-term liabilities	440	122
Total liabilities	56,083	45,516
Total stockholders’ equity	111,231	101,550
Total liabilities and stockholders’ equity	$167,314	$147,066